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                                                         Rule 424(b)(2)
                                                         File No. 333-33814

               PRICING SUPPLEMENT  NO.  73  DATED   July 3, 2000
                                       ----        -------------------

               (To Prospectus dated April 12, 2000 as supplemented
                  by Prospectus Supplement dated May 31, 2000)

                            MARSHALL & ILSLEY CORPORATION

                             Medium-Term Notes, Series E

                  Due from 9 months to 30 years from date of Issue

                                 Fixed Rate Notes

                          ----------------------------

Trade Date:           July 03, 2000       Issue Price:      99.515000%
                      ------------------                    --------------
Original Issued Date: July 10, 2000       Principal Amount: $250,000.00
                      ------------------                    --------------
                                          Interest Rate
Maturity Date:        July 10, 2002          Per Annum:      7.000000%
                      ------------------                    --------------

Redemption:

            Check box opposite applicable paragraph.

                  [X]   The Notes cannot be redeemed prior to maturity

                  [ ]   The Notes may be redeemed prior to maturity

Terms of Redemption:

Additional Terms:

CUSIP - 57183H FS5